Exhibit 4.18

SECURITY AGREEMENT
made by
HARLAND CLARKE HOLDINGS CORP.,
HARLAND FINANCIAL SOLUTIONS, INC.,
SCANTRON CORPORATION,
and certain Subsidiaries of Harland Clarke Holdings Corp.
in favor of
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Trustee
Dated as of July 24, 2012

TABLE OF CONTENTS
Page

SECTION 1.	DEFINED TERMS	5
1.1	Definitions	5
1.2	Other Definitional Provisions	11

SECTION 2.	GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL	11

SECTION 3.	REPRESENTATIONS AND WARRANTIES	13

SECTION 4.	COVENANTS	17
4.1	Delivery and Control of Instruments, Chattel Paper, Negotiable Documents and Investment Property	18
4.2	Maintenance of Insurance	19
4.3	Payment of Obligations	19
4.4	Compliance with Terms	19
4.5	Disposition of Collateral	19
4.6	Maintenance of Perfected Security Interest; Further Documentation	19
4.7	Changes in Locations, Name, Jurisdiction of Incorporation, etc	20
4.8	Notices	20
4.9	Investment Property	20
4.10	Receivables	22
4.11	Intellectual Property	22
4.12	Commercial Tort Claims	25
4.13	No Interference	25
4.14	Perfection of Certain Collateral	25

SECTION 5.	REMEDIAL PROVISIONS	25
5.1	Certain Matters Relating to Receivables	25
5.2	Communications with Obligors; Grantors Remain Liable	26
5.3	Pledged Securities	26
5.4	Proceeds to be Turned Over To Collateral Trustee	27
5.5	Application of Proceeds	27
5.6	Code and Other Remedies	27
5.7	Registration Rights	29
5.8	Deficiency	29
5.9	Grant of Intellectual Property License	30

SECTION 6.	THE COLLATERAL TRUSTEE	30
6.1	Collateral Trustee's Appointment as Attorney-in-Fact, etc	30
6.2	Execution of Financing Statements	31
6.3	Authority of Collateral Trustee	31
6.4	Immunities of the Collateral Trustee. The Collateral Trustee's rights and obligations hereunder are subject to Article 5 of the Collateral Trust Agreement in all respects.	32

SECTION 7.	ABL INTERCREDITOR AGREEMENT AND COLLATERAL TRUST AGREEMENT	32
7.1	ABL Intercreditor Agreement	32
7.2	Collateral Trust Agreement	32

SECTION 8.	MISCELLANEOUS	32
8.1	Amendments in Writing	32
8.2	Notices	32
8.3	No Waiver by Course of Conduct; Cumulative Remedies	32
8.4	Enforcement Expenses; Indemnification	33
8.5	Successors and Assigns	33
8.6	[Intentionally Omitted]	33
8.7	Counterparts	33
8.8	Severability	33
8.9	Section Headings	33
8.10	Integration	33
8.11	APPLICABLE LAW	34
8.12	Submission to Jurisdiction; Waivers	34
8.13	Acknowledgments.	34
8.14	Additional Grantors	34
8.15	Releases	35
8.16	WAIVER OF JURY TRIAL	35
8.17	Reinstatement	35

EXHIBITS

Exhibit A    Assumption Agreement
Exhibit B-1    Form of Intellectual Property Security Agreement
Exhibit B-2    Form of After-Acquired Intellectual Property Security Agreement
Exhibit C    Form of Uncertificated Securities Control Agreement

SCHEDULES

Schedule 3(e)(i)    Intellectual Property
Schedule 3(e)(iii)    Licenses with Grantor as Licensee
Schedule 3(e)(vi)    Licenses with Grantor as Licensor
Schedule 3(e)(viii)    Unpaid Fees and Taxes
Schedule 3(f)        Commercial Tort Claims
Schedule 3(g)        Filings and Other Actions Required to Perfect Security Interests
Schedule 3(i)        Organizational Information
Schedule 3(j)        Location of Inventory and Equipment
Schedule 3(k)(i)    Description of Equity Instruments
Schedule 3(k)(ii)    Description of Pledged Debt Instruments
Schedule 3(k)(iii)    Description of Pledged Accounts
Schedule 8.2        Notice Addresses of Grantors

SECURITY AGREEMENT, dated as of July 24, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors” and, each a “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Collateral Trustee (in such capacity and together with its successors, the “Collateral Trustee”) for the benefit of each other and for the equal and ratable benefit of the Secured Parties.
W I T N E S S E T H:
WHEREAS, the Company and the other Grantors have entered into that certain credit agreement dated as of April 4, 2007, among Harland Clarke Holdings Corp., a Delaware corporation (the “Company”), CA Acquisition Holdings Inc., a Delaware corporation (“Holdings”), certain subsidiaries of the Company party thereto as co-borrowers, the several lenders from time to time parties thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (the “Agent”), (as amended by First Amendment dated May 4, 2007 and by the Amendment Agreement dated May 10, 2012, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
WHEREAS, the Company and the other Grantors have entered into an indenture dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “-Indenture”) with Wells Fargo Bank, National Association, as trustee (in such capacity and together with its successors, the “Notes Trustee”) for the holders of the Co-Issuers' 9.750% Senior Secured Notes due 2019 (including any additional notes that may be issued under the Indenture from time to time and any exchange notes issued in respect of such notes and additional notes, the “Notes”).
WHEREAS, the Company and the other Grantors may enter into other Collateral Trust Parity Lien Documents in respect of additional Collateral Trust Parity Lien Obligations to be incurred in the future.
WHEREAS, in order to induce the Notes Trustee to enter into the Indenture and the Collateral Trust Parity Lien Representatives and the other holders of the Collateral Trust Parity Lien Obligations to enter into the other Collateral Trust Parity Lien Documents, the Grantors have agreed to grant, pursuant to the terms of this Agreement, a continuing security interest in and to the Collateral to the Collateral Trustee for the ratable benefit of the Secured Parties to secure the Collateral Trust Parity Lien Obligations.
WHEREAS, the Collateral Trustee has agreed, pursuant to the terms of the Collateral Trust Agreement, dated as of the date hereof, by and among the Company, the other Grantors, the Collateral Trustee, the Notes Trustee and the other parties party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”) to accept the grant of a security interest under this Agreement as security for the Collateral Trust Parity Lien Obligations.
WHEREAS, each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Indenture and the other Collateral Trust Parity Lien Documents.
NOW, THEREFORE, in consideration of the premises and the agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are being acknowledged, the parties hereto agree as follows:

Section 1.	DEFINED TERMS
1.1Definitions
.
(a)  (a)  Unless otherwise defined herein, terms defined in the Collateral Trust Agreement and used herein shall have the meanings given to them in the Collateral Trust Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof): Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Deposit Account, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
(b)The following terms shall have the following meanings:
“Agent” shall have the meaning assigned to such term in the recitals.
“Agreement” shall have the meaning assigned to such term in the preamble.
“Applicable Issue Date” shall mean the Issue Date, the date of issuance of Additional Notes and each date of issuance or incurrence of any Series of Collateral Trust Parity Lien Debt.
“Assumption Agreement” means an agreement in the form of Exhibit A hereto.
“Collateral” shall have the meaning assigned to such term in Section 2.
“Collateral Account” shall mean any collateral account established by the Collateral Trustee as provided in Section 5.1 or 5.4.
“Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies), investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Trustee for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.
“Collateral Trust Agreement” shall have the meaning assigned to such term in the recitals.
“Collateral Trustee” shall have the meaning assigned to such term in the preamble.
“Company” shall have the meaning assigned to such term in the recitals.
“Contracts” shall mean all contracts and agreements between any Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.
“Copyright Licenses” shall mean, with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such Grantor of any right in, to or under any Copyright (including the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright), including those agreements listed in Schedule 3(e)(i) (as such schedule may be amended from time to time).
“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether or not the underlying works of authorship have been published, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office (including those registrations and applications listed in Schedule 3(e)(i) (as such schedule may be amended from time to time)), (ii) all extensions and renewals thereof, and the right to obtain all extensions and renewals thereof, (iii) the right to sue or otherwise recover for past, present and future infringements of any of the foregoing, (iv) all proceeds of the foregoing, including all royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages or payments for past, present or future infringements thereof, and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world.
“Credit Agreement” shall have the meaning assigned to such term in the recitals.
“dollars” or “$” shall mean lawful money of the United States of America.
“Excluded Assets” means each of the following:

(a) any permit, lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such permit, lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such permit, lease, license, contract, property rights or agreement that does not result in any of the consequences specified above;

(b) Letter of Credit Rights (other than Supporting Obligations);

(c) any vehicle covered by a certificate of title or ownership;

(d) assets owned by any Grantor on the date hereof or hereafter acquired that are subject to a Lien permitted to be incurred pursuant to clauses (11), (12),(19), (20) (with respect to any Liens described in this clause (d)) or (21) of the definition of “Permitted Liens” in the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for the obligations subject to such Lien) validly prohibits the creation of the Lien created under the Collateral Trust Security Documents on such assets;

(e) “intent-to-use” applications for Trademarks filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that any assignment of an “intent-to-use”

application prior to such filing would violate the Lanham Act or cause the Trademark that is the subject thereof to be invalidated or abandoned;

(f) Equity Interests in (i) any Immaterial Subsidiary (unless it is required to be a party to the Indenture or any other Collateral Trust Parity Lien Document in accordance with the terms of such documents) (ii) any Unrestricted Subsidiary and (iii) any Receivables Subsidiary; and

(g) any asset with respect to which the Collateral Trustee (in consultation with the Company) has determined that the burden or cost of attaching a security interest thereto is excessive in relation to the benefits to be obtained by the Secured Parties.

The Excluded Assets shall not include any proceeds (as defined in the Uniform Commercial Code), substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Assets). The security interest granted pursuant to Section 2 shall attach to such property and assets immediately and automatically (without the need for any further grant or act) at such time as the applicable condition described in clause (a) through (g) ceases to exist.

“Excluded Foreign Subsidiary Voting Stock” shall mean the voting Equity Interests in any Foreign Subsidiary.
“General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event, including with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all agreements governing Hedging Obligations and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder and (iv) all rights of such Grantor to terminate and to perform and compel performance and to exercise all remedies thereunder.
“Grantors” shall have the meaning assigned to such term in the preamble.
“Holdings” shall have the meaning assigned to such term in the recitals.
“Indenture” shall have the meaning assigned to such term in the recitals.
“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Agent is the loss payee thereof) and (ii) any key man life insurance policies.
“Intellectual Property” shall mean all rights in and to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue or otherwise recover at law or in equity for any past, present and future infringement, misappropriation, dilution or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intellectual Property Security Agreement” means an agreement in the form of Exhibit B-1 hereto.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to any Co-Issuer or any of the Subsidiaries.
“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity Interests”) including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not otherwise constituting “investment property,” all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.
“Issue Date” shall have the meaning assigned to such term in the Indenture.
“Issuers” shall mean the collective reference to each issuer of a Pledged Security.
“Licensed Intellectual Property” shall have the meaning assigned to such term in Section 3.1(e)(i).
“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
“Notes” shall have the meaning assigned to such term in the recitals.
“Notes Trustee” shall have the meaning assigned to such term in the recitals.
“Owned Intellectual Property” shall have the meaning assigned to such term in Section 3.1(e)(i).
“Patent License” shall mean, with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such Grantor of any right in, to or under any Patent (including the grant of rights to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent), including those agreements listed in Schedule 3(e)(i) (as such schedule may be amended or supplemented from time to time).
“Patents” shall mean (i) all patents of the United States, any other country, or union of countries or any political subdivision of any of the foregoing, and all applications in connection therewith, including all patents and patent applications in the United States Patent and Trademark Office (including those listed in Schedule 3(e)(i) (as such schedule may be amended or supplemented from time to time)), (ii) all reissues, extensions, divisions, continuations and continuations-in-part thereof, and the right to obtain all reissues and extensions thereof, (iii) all inventions (whether or not patentable) and all improvements thereof, (iv) the right to sue or otherwise recover for past, present and future infringements of any of the foregoing, (v) all proceeds of the foregoing, including all royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (vi) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world.
“person” shall mean any natural person, corporation, trust, business trust, joint venture,

joint stock company, association company, limited liability company, partnership, Governmental Authority or other entity.
“Pledged Alternative Equity Interests” shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests or Pledged Trust Interests.
“Pledged Commodity Contracts” shall mean all commodity contracts listed on Schedule 3(k)(iii) (as such schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.
“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including the debt securities listed on Schedule 3(k)(ii), (as such schedule may be amended or supplemented from time to time), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.
“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.
“Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company, including all limited liability company interests listed on Schedule 3(k)(i) hereto under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.
“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor, including those listed on Schedule 3(k)(ii) (as such schedule may be amended or supplemented from time to time) and all Intercompany Notes at any time issued to or held by any Grantor (other than promissory notes in an aggregate principal amount not to exceed $5,000,000 at any time outstanding issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
“Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule 3(k)(i) hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.
“Pledged Security Entitlements” shall mean all security entitlements with respect to the financial assets listed on Schedule 3(k)(iii) (as such schedule may be amended from time to time) and all other security entitlements of any Grantor.
“Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired by any Grantor, including all shares of capital stock listed on Schedule 3(k)(i) hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock be required to be pledged hereunder.
“Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 3(k)(i) hereto under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.
“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.
“Secured Parties” means the Collateral Trustee and the Collateral Trust Parity Lien Secured Parties.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Subsidiary” shall mean any subsidiary of the Borrower.
“Trademark License” shall mean, with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such Grantor of any right in, to or under any Trademark, including those agreements listed in Schedule 3(e)(i) (as such schedule may be amended or supplemented from time to time).
“Trademarks” shall mean (i) all United States, State and foreign trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles,

trade dress, domain names, logos and other source or business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including the registrations and applications listed in Schedule 3(e)(i) (as such schedule may be amended or supplemented from time to time), (ii) all renewals thereof and the right to obtain all renewals thereof, (iii) the right to sue or otherwise recover for past, present and future infringements or dilutions of any of the foregoing or for any injury to goodwill, (iv) all proceeds of the foregoing, including all royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements or dilutions thereof, and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.
“Trade Secret License” shall mean, with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such Grantor of any right in, to or under any Trade Secret, including those agreements listed in Schedule 3(e)(i) (as such schedule may be amended or supplemented from time to time).
“Trade Secrets” shall mean (i) all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, (ii) the right to sue or otherwise recover for past, present and future misappropriations of any of the foregoing, (iii) all proceeds of the foregoing, including all royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future misappropriations thereof, and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world.
1.2Other Definitional Provisions
.
a.The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.
b.The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
c.Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.
d.The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Collateral Trust Parity Lien Obligations shall mean the Discharge of Collateral Trust Parity Lien Obligations.
e.The words “include,” “includes” and “including,” and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation.”
f.The provisions of Section 1.2(e) of the Collateral Trust Agreement shall apply to this Agreement.
Section 2.GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL

(a)Each Grantor hereby assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Collateral Trust Parity Lien Obligations:
(i)all Accounts;
(ii)all Chattel Paper;
(iii)all Collateral Accounts and all Collateral Account Funds;
(iv)all Commercial Tort Claims from time specifically described on Schedule 3(f);
(v)all Contracts;
(vi)all Deposit Accounts;
(vii)all Documents;
(viii)all Equipment;
(ix)all Fixtures;
(x)all General Intangibles;
(xi)all Goods;
(xii)all Instruments;
(xiii)all Insurance;
(xiv)all Intellectual Property;
(xv)all Inventory;
(xvi)all Investment Property;
(xvii)all Money;
(xviii)all Securities Accounts;
(xix)all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
(xx)to the extent not otherwise included, all other property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;
provided that, notwithstanding any other provision set forth in this Section 2, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset.
(b)Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any other Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Trustee nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.

Section 3.REPRESENTATIONS AND WARRANTIES
Each Grantor hereby represents and warrants, on the Issue Date, on the date of issuance of Additional Notes, if any, and on each date on which representations and warranties are made or deemed made hereunder in accordance with the terms of the applicable Collateral Trust Parity Lien Documents relating to any Series of Collateral Trust Parity Lien Debt (in each such case, for the benefit of the applicable Series of Collateral Trust Parity Lien Debt), that:
(a)Title; No Other Liens
. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person, except for Liens permitted by the Collateral Trust Parity Lien Documents. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Collateral Trust Parity Lien Documents.
(b)Farm Products. Except as disclosed to the Collateral Trustee from time to time upon its request, none of the Collateral constitutes, or is the Proceeds of, Farm Products, or As Extracted Collateral.
(c)Investment Property.
(i)The Pledged Debt Securities and Pledged Notes (with respect to Pledged Debt Securities and Pledged Notes issued by a Person other the Company or a subsidiary of the Company only, to the best knowledge of such Grantor and only to the extent that such Pledged Debt Securities and Pledged Notes, either individually or in the aggregate, constitute a material portion of the Collateral) have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and are not in default and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor.
(ii)The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by such Grantor except, in the case of Excluded Foreign Subsidiary Voting Stock, the Pledged Equity Interests shall not constitute more than 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.
(iii)The Pledged Equity Interests (with respect to Pledged Equity Interests issued by a Person other than the Company or a subsidiary of the Company only, to the best knowledge of such Grantor) have been duly and validly issued and are fully paid and nonassessable.
(iv)Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens in favor of any other person, except Liens permitted by the Collateral Trust Parity Lien Documents, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
(d)    Receivables
.

(i)  No amount payable to such Grantor under or in connection with any Receivable that is included in the Collateral is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Trustee (or its agent or bailee) or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Trustee (or its agent or bailee), in each such case to the extent required by Section 4.1.
(ii)Except in each case as could not reasonably be expected to have a Material Adverse Effect, to the best knowledge of each Grantor, each Receivable that is included in the Collateral (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws and regulations.
(e)    Intellectual Property

(i)     Schedule 3(e)(i) lists all Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property, in each case which is owned by such Grantor on the date hereof (collectively, the “Owned Intellectual Property”). Except as set forth in Schedule 3(e)(i), such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all such Owned Intellectual Property and is otherwise entitled to use, and grant to others the right to use, all such Owned Intellectual Property subject only to the license terms of the licensing or franchise agreements referred to in paragraph (iii) below. Such Grantor has a valid and enforceable right to use all third party Intellectual Property which it uses in its business, but does not own (collectively, the “Licensed Intellectual Property” and, together with the Owned Intellectual Property and any other Intellectual Property owned by such Grantor, the “Company Intellectual Property”).
(ii)On the date hereof, all Owned Intellectual Property and, to such Grantor's knowledge, all Licensed Intellectual Property, in each case, which is material to such Grantor's business (collectively, the “Material Intellectual Property”), is valid, subsisting, unexpired and enforceable and has not been abandoned. To the Grantor's knowledge, neither the operation of such Grantor's business as currently conducted or as contemplated to be conducted nor the use of any Company Intellectual Property in connection therewith infringes, misappropriates, dilutes, misuses or otherwise violates in any material respect the intellectual property rights of any other person.
(iii)Except as set forth in Schedule 3(e)(iii), on the date hereof (A) none of the Material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensee or franchisee and (B) to the Grantor's knowledge, there are no other agreements, obligations, orders or judgments which affect the use of any Material Intellectual Property.
(iv)Except as could not reasonably be expected to have a Material Adverse Effect, (A) the rights of such Grantor in or to the Company Intellectual Property do not infringe, misappropriate, dilute, misuse or otherwise violate the rights of any third party, and (B) no claim has been asserted that the use of the Company Intellectual Property by such Grantor, or, to the knowledge of such Grantor, by a third party authorized by such Grantor pursuant to a valid license, sublicense or similar agreement, in each case infringes, misappropriates, dilutes, misuses or otherwise violates the rights of any third party.
(v)Except as could not reasonably be expected to have a Material Adverse Effect, (A) to such Grantor's knowledge, no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator in the United States or outside the United States which would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any Company Intellectual Property, and (B) such Grantor is not aware of any uses of any item of Company Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.
(vi)Except as could not reasonably be expected to have a Material Adverse Effect, no action or proceeding is pending, or, to such Grantor's knowledge, threatened (A) seeking to limit, cancel or question the validity of, or such Grantor's rights in, any Owned Intellectual Property, (B) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright, or any other right of any other person, (C) alleging that any Company Intellectual Property is being licensed, sublicensed or used in violation of any intellectual property or any other right of any other person, or (D) which, if adversely determined, would affect the value of any Company Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, to such Grantor's knowledge, no person is engaging in any activity that infringes upon, or is otherwise an unauthorized use of, any Company Intellectual Property or upon the rights of such Grantor therein. Except as set forth in Schedule 3(e)(vi), such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Material Intellectual Property. The consummation of the transactions contemplated by this Agreement (including the enforcement of remedies) could not reasonably be expected to result in the termination or impairment of any of the Material Intellectual Property.
(vii)With respect to each Copyright License, Trademark License, Trade Secret License and Patent License the loss of which could reasonably be expected to have a Material Adverse Effect: (A) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (B) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (C) such Grantor has not received any notice of termination or cancellation under such license; (D) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (E) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.
(viii)Except as set forth in Schedule 3(e)(viii), such Grantor has performed all acts and has paid all fees and taxes necessary in its reasonable business judgment to adequately maintain and protect its interest in each and every item of Material Intellectual Property. To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright included in the

Material Intellectual Property.
(ix)Except as could not reasonably be expected to have a Material Adverse Effect, (A) none of the Trade Secrets included in the Company Intellectual Property have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other person; (B) to the knowledge of such Grantor, no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) to the knowledge of such Grantor, no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property.
(x)Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor has made all filings and recordations necessary to adequately protect its interest in its Owned Intellectual Property, including registration of its Patents and Trademarks with the United States Patent and Trademark Office and, and registration of any of its Copyrights with the United States Copyright Office.
(xi)Except as could not reasonably be expected to have a Material Adverse Effect, no Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor's rights in, any Company Intellectual Property.
(d)Commercial Tort Claims
. No Grantor has any Commercial Tort Claims as of the date hereof individually or in the aggregate in excess of $1,000,000 for which such Grantor has filed a complaint in a court of competent jurisdiction, except as specifically described on Schedule 3(f).
(e)Perfected First Priority Liens. The security interests granted pursuant to this Agreement (x) upon completion of the filings and other actions specified on Schedule 3(g) (all of which, in the case of all filings and other documents referred to on said Schedule, subject to Section 4.14, have been delivered to the Collateral Trustee in duly completed and duly executed form (which shall include real estate descriptions sufficient to enable the Collateral Trustee to record financing statements in the county records, in such counties identified on Schedule 3(g), sufficient to perfect a security interest in all Collateral that constitutes Fixtures), as applicable, and may be filed by the Collateral Trustee or its agent at any time) and payment of all filing fees, will constitute valid, perfected security interests in all of the Collateral (other than Deposit Accounts) in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Collateral Trust Parity Lien Obligations, enforceable in accordance with the terms hereof and (y) are prior to all other Liens on the Collateral, except for Liens permitted by the Collateral Trust Parity Lien Documents.
(f)Perfection Certificate.
The Perfection Certificates substantially in the form of Annex A hereto have been duly prepared, completed and executed by an Officer of the Company and the inf ormation set forth therein is correct and complete in all material respects as of such date (after giving effect to all supplements thereto delivered to the Collateral Trustee substantially in the form of Annex F hereto, prior to such date).
(g)Name; Jurisdiction of Organization, etc
. On the date hereof, such Grantor's exact legal name (as indicated on the public record of such Grantor's jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 3(i). On the date hereof, each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3(i), the jurisdiction of each such Grantor's organization of formation is required to maintain a public record showing the Grantor to have been organized or formed.
(j)    Inventory and Equipment

(i)On the date hereof, any Inventory and the Equipment with a fair market value of $10,000 or more (other than mobile goods or Inventory in transit) that is included in the Collateral are kept at the locations listed on Schedule 3(j), and each such location is owned by a Grantor except for locations (x) that are leased by a Grantor as lessee and designated on Part A of Schedule 3(j) and (y) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part B of Schedule 3(j).
(ii)Except for those locations listed on Part B of Schedule 3(j), as of the date hereof, no Inventory or Equipment with a fair market value of $10,000 or more that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman.
(k)    Investment Property.    Schedule 3(k)(i) hereto sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor as of the Applicable Issue Date and, as of the Applicable Issue Date, such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interests of the respective issuers thereof indicated on such schedule. Schedule 3(k)(ii) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor as of the Applicable Issue Date. Schedule 3(k)(iii) hereto sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest as of the Applicable Issue Date and in which such Grantor customarily maintains cash, securities or other assets in excess of $10,000. Each respective Grantor, as the case may be, is the sole entitlement holder or customer of each such account (other than the Collateral Trustee, where its interests may appear), and no Grantor has consented to or is otherwise aware of any person, other than the Collateral Trustee, as the case may be, having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any Securities Account, Commodity Account, Deposit Account, in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto other than Liens permitted under the Collateral Trust Parity Lien Documents.

(1)Schedule Updates. In connection with the making of the representations and warranties contained in this Section 3 on any Applicable Issue Date, the Company may (but is not obligated to) deliver to the Collateral Trustee updated versions of any of the Schedules referred to in this Section 3.

Section 4.COVENANTS
Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Discharge of Collateral Trust Parity Lien Obligations shall have occurred:

4.1Delivery and Control of Instruments, Chattel Paper, Negotiable Documents and Investment Property
a. If any amount in excess of $1,000,000 individually or $5,000,000 in the aggregate (with respect to which the actions specified in this Section 4.1(a) have not been taken) payable in respect of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Collateral Trustee, duly endorsed in blank to the Collateral Trustee or in a manner that the Credit Agreement Collateral Agent approves in respect of the equivalent provision in the agreements relating to the Applicable Credit Agreement, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Applicable Issue Date shall be delivered on the Applicable Issue Date; provided, that after the Discharge of Credit Agreement Obligations, replacement endorsements executed in blank shall be promptly delivered to the Collateral Trustee.
b.If any amount in excess of $1,000,000 individually or $5,000,000 in the aggregate (with respect to which the actions specified in this Section 4.1(b) have not been taken) payable in respect of the Collateral is or shall become “Electronic Chattel Paper” such Grantor shall use commercially reasonable efforts to ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Trustee (or its bailee or agent) as the assignee and is communicated to and maintained by the Collateral Trustee (or its bailee, agent or designee), (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Trustee (or its bailee or agent), (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
c.If any Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause each Issuer thereof that is a Subsidiary or shall use commercially reasonable efforts to cause each other Issuer thereof either (i) to register the Collateral Trustee (or its bailee or agent) as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Trustee (or its bailee or agent) that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Trustee (or its bailee or agent) without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C or such other form reasonably acceptable to the Collateral Trustee or, if prior to the Discharge of Credit Agreement Obligations, approved by the Credit Agreement Collateral Agent in respect of the equivalent provision in the agreements relating to the Applicable Credit Agreement.
d.In addition to and not in lieu of the foregoing (and subject to the terms of Section 4.14), if any Issuer of any Investment Property included in the Collateral is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions (or use commercially reasonable efforts to take such actions if the Issuer is not a Subsidiary), including causing the Issuer to register the pledge on its books and records, as may be reasonably requested by the Collateral Trustee pursuant to an Act of Required Collateral Trust Holders or, if prior to the Discharge of Credit Agreement Obligations, if requested by the Credit Agreement Collateral Agent in respect of the equivalent provisions in the agreements relating to the Applicable Credit Agreement, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Trustee (or its bailee or agent).
e.Any Indebtedness of any Subsidiary that is not a Loan Party owing to any Co-Issuer or any Subsidiary that is a Grantor in excess of $1,000,000 individually and $5,000,000 in the aggregate (with respect to which the actions specified in this Section 4.1(e) have not been taken) shall be reasonably promptly evidenced by a promissory note or other instrument, and such note or instrument shall be promptly pledged and delivered to the Collateral Trustee (or its bailee or agent), duly endorsed in a manner satisfactory to the Collateral Trustee or, if prior to the Discharge of Credit Agreement Obligations, approved by the Credit Agreement Collateral Agent in respect of the equivalent provision in the agreements relating to the Applicable Credit Agreement.
4.2Maintenance of Insurance
a.  Such Grantor will maintain all insurance policies required under any Collateral Trust Parity Lien Document. All insurance shall provide that the issuing insurer will endeavor to provide at least 30 days written notice to the Collateral Trustee of any cancellation of such policy.
(b)    Such Grantor will deliver to the Collateral Trustee on behalf of the Secured Parties, (i) with ten (10) Business Days after the Applicable Issue Date, a certificate dated the date of delivery showing the amount and types of insurance coverage as of such date, (ii) upon the reasonable request of the Collateral Trustee from time to time, reasonably detailed information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material adverse change in coverage from that existing on the Applicable Issue Date, (iv) promptly upon receipt thereof, notice of any cancellation or nonrenewal of coverage by such Grantor and (v) promptly after such information is available to such Grantor, reasonably detailed information as to any claim for an amount in excess of $1,000,000 with respect to any property and casualty insurance policy maintained by such Grantor. The Applicable Controlling Agent shall be named as additional insured on all such liability insurance policies of such Grantor and the Applicable Controlling Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor (except to the extent otherwise agreed by the Applicable Controlling Agent in the exercise of its reasonable discretion); provided that after the Discharge of Credit Agreement Obligations, the Collateral Trustee shall be named as additional insured and loss payee on such liability, property and casualty insurance policies, as applicable.

4.3Payment of Obligations
. Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
4.4Compliance with Terms
. Except as would not reasonably be expected to have a Material Adverse Effect, each Grantor will perform and comply in all material respects with all obligations in respect of the Collateral and all material agreements relating to the Collateral to which it is a party or by which it is bound.
4.5Disposition of Collateral
. No Grantor will sell, lease, transfer or otherwise dispose of the Collateral except for sales, leases, transfers and other dispositions permitted under the Collateral Parity Lien Documents.
4.6Maintenance of Perfected Security Interest; Further Documentation
.
a.   Subject to the terms of Section 4.14, such Grantor shall maintain each of the security interests created by this Agreement as a perfected security interest (excluding, other than to the extent such Grantor so maintains the security agreements under the Applicable Credit Agreement, under foreign laws) having at least the priority described in Section 3(g) and shall defend such security interest against the claims and demands of all persons whomsoever, subject to the provisions of Section 5.15.
b.Such Grantor shall furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Trustee may reasonably request (but not more frequently than once per quarter), all in reasonable detail.
c.Subject to the terms of Section 4.14, at any time and from time to time, upon the written request of the Collateral Trustee, or if prior to the Discharge of Credit Agreement Obligations, if requested by the Credit Agreement Collateral Agent in respect of the equivalent provision in the agreements relating to the Applicable Credit Agreement, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Trustee or the Credit Agreement Collateral Agent, as applicable, may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral (in each case, other than Deposit Accounts and Securities Accounts), taking any actions necessary to enable the Collateral Trustee (or its bailee or agent) to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
4.7Changes in Locations, Name, Jurisdiction of Incorporation, etc
. Such Grantor agrees to furnish prompt written notice to the Collateral Trustee of the following:
a.to the extent furnished to the Credit Agreement Collateral Agent, changes in the location of Inventory or Equipment in excess of $1,000,000 (other than mobile goods) to a location other than those listed on Schedule 3(j);
b.changes to its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3(i); or
(c)    changes its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Trustee in connection with this Agreement would become misleading.

Such Grantor shall deliver to the Collateral Trustee any duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Collateral Trustee, or if prior to the Discharge of Credit Agreement Obligations, if requested by the Credit Agreement Collateral Agent in respect of the equivalent provision in the agreements relating to the Applicable Credit Agreement, to maintain the validity, perfection and priority of the security interests provided for herein.

4.8Notices
. Such Grantor shall advise the Collateral Trustee promptly, in reasonable detail, of:
a.any Lien (other than any Lien permitted by the Collateral Trust Parity Lien Documents) on any of the Collateral which would adversely affect the ability of the Collateral Trustee to exercise any of its remedies hereunder; and
b.of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
4.9Investment Property

.
a.   If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests in any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties deliver the same forthwith to the Collateral Trustee (or its bailee or agent) in the exact form received, duly endorsed by such Grantor to the Collateral Trustee (or its bailee or agent), if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Trustee (or its bailee or agent), subject to the terms hereof, as additional collateral security for the Collateral Trust Parity Lien Obligations. Promptly thereafter, such Grantor shall deliver to the Collateral Trustee a written supplement to Schedule 3(k)(i) and Schedule 3(k)(ii), as applicable, that shall accurately reflect, as of the date of delivery, the Pledged Securities of such Grantor and, with respect to Pledged Equity Interests, the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interests of the respective Issuers thereof that are subsidiaries of such Grantor. While a Collateral Trust Parity Lien Default exists, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Trustee (or its bailee or agent) to be held by it hereunder as additional collateral security for the Collateral Trust Parity Lien Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee (or its bailee or agent), be delivered to the Collateral Trustee (or its bailee or agent) to be held by it hereunder as additional collateral security for the Collateral Trust Parity Lien Obligations. While a Collateral Trust Parity Lien Default exists, if any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Trustee (or its bailee or agent), hold such money or property in trust for the Collateral Trust Parity Lien Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Collateral Trust Parity Lien Obligations.
b.Without the prior written consent of the Collateral Trustee (or the written consent of the Credit Agreement Collateral Agent in accordance with Section 7.1(b)(3) of the Collateral Trust Agreement), such Grantor shall not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer (except, in each case, pursuant to a transaction permitted under the Collateral Trust Parity Lien Documents), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction permitted under the Collateral Trust Parity Lien Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any Lien permitted thereon pursuant to the Collateral Trust Parity Lien Documents, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the

Collateral Trustee (or its bailee or agent) to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction permitted under the Collateral Trust Parity Lien Documents) or (v) cause or permit any subsidiary that is the Issuer of, or otherwise consent to any Issuer of, any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any Issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (v), such Grantor shall promptly notify the Collateral Trustee in writing of any such election or action and, in such event, shall take all steps reasonably requested by the Collateral Trustee or if prior to the Discharge of Credit Agreement Obligations, if reasonably requested by the Credit Agreement Collateral Agent in respect of the equivalent provision in the agreements relating to the Applicable Credit Agreement, to establish the “control” of the Collateral Trustee (or its bailee or agent) thereof.
c.In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 4.9(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Trustee and to the transfer of any Pledged Security to the Collateral Trustee (or its bailee or agent) or its nominee while a Collateral Trust Parity Lien Default is continuing and to the substitution of the Collateral Trustee (or its bailee or agent) or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.
d.If such Grantor shall maintain cash, securities or other assets in excess of $10,000 in any Securities Account, Commodities Account or Deposit Account other than those listed on Schedule 3(k)(iii) hereto, to the extent delivered to the Credit Agreement Collateral Agent, such Grantor shall concurrently deliver to the Collateral Trustee an amendment to Schedule 3(k)(iii) that shall accurately reflect such accounts maintained by such Grantor.
e.To the extent that the terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests do not expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer's jurisdiction” of the respective Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction), such Grantor shall inform the Collateral Trustee.
f.To the extent that the terms of any certificated Pledged LLC Interests and Pledged Partnership Interests do not expressly provide that they are securities governed by Article 8 of the New York UCC, such Grantor shall inform the Collateral Trustee.
4.10Receivables
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Other than in the ordinary course of business consistent with its past practice and except as would not reasonably be expected to have a Material Adverse Effect, such Grantor shall not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
4.11Intellectual Property

a.  Such Grantor (either itself or through licensees) shall, in a manner reasonably commensurate with past practice, (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain such quality, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Trustee, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
b.Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.
c.Such Grantor (either itself or through licensees) shall not knowingly (and shall not knowingly permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any Copyrights owned by such Grantor and material to its business could reasonably be expected to become invalidated or otherwise impaired. Such Grantor shall not (either itself or through licensees) knowingly do any act whereby any such Copyrights may fall into the public domain.
d.Such Grantor (either itself or through licensees) shall not knowingly use any Company Intellectual Property in a manner that infringes, misappropriates or violates in any material respect the intellectual property rights of any other person.
e.To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor (either itself or through licensees) shall use proper statutory notice in connection with the use of the Material Intellectual Property.
f.Such Grantor shall notify the Collateral Trustee promptly (and in any event not later than the date on which such notice is provided to the Credit Agreement Collateral Agent) if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country, but excluding non-final office actions of the United States Patent and Trademark Office) regarding such Grantor's ownership of, or the validity of, any Material Intellectual Property included in the Owned Intellectual Property or such Grantor's right to register the same or to own and maintain the same.
g.Promptly upon such Grantor's acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of such Grantor, apply for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office and any other appropriate office, if, in each case, in such Grantor's reasonable business judgment it is appropriate to do so. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Material Intellectual Property included in the Owned Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Trustee within ten Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Trustee, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Trustee may request to evidence the Secured Parties' security interest in any Copyright, Patent, Trademark or other Owned Intellectual Property of such Grantor or, to the extent such Grantor has recorded its interests therein with the United States Copyright Office or the United States Patent and Trademark Office, any Intellectual Property exclusively licensed to such Grantor, and in each case the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
h.Such Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any item of Material Intellectual Property included in the Owned Intellectual Property, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.
i.Such Grantor (either itself or through licensees) shall not, without the prior written consent of the Collateral Trustee acting pursuant to an Act of Required Collateral Trust Holders (or the consent of the Credit Agreement Collateral Agent in accordance with Section 7.1(b)(3) of the Collateral Trust Agreement), discontinue use of or otherwise abandon any of its Material Intellectual Property, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.
j.In the event that any item of Material Intellectual Property that is Owned Intellectual Property is infringed, misappropriated or diluted in any material respect by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property which may include suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Trustee after it learns thereof.
k.Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not, as of the Applicable Issue Date, a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 2 shall automatically apply thereto, and any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, and (ii) with respect to any After-Acquired Intellectual Property that is Owned Intellectual Property, exclusively Licensed Intellectual Property, or otherwise Material Intellectual Property, it shall give prompt (and, in any event within ten Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Collateral Trustee in accordance herewith, and provide the Collateral Trustee promptly (and, in any event within ten Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 3(e)(i) and take the actions specified in Section 4.11(m).
l.Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Collateral Trustee for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office.
m.Such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Collateral Trustee for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office.

n.Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.
4.12Commercial Tort Claims
. Such Grantor shall advise the Collateral Trustee promptly of any Commercial Tort Claim held by such Grantor individually or in the aggregate in excess of $1,000,000 for which such Grantor has filed a complaint in a court of competent jurisdiction and upon the request of the Collateral Trustee, or if prior to the Discharge of Credit Agreement Obligations, if requested by the Credit Agreement Collateral Agent in respect of the equivalent provision in the agreements relating to the Applicable Credit Agreement, shall promptly execute a supplement to this Agreement in a form effective to grant a security interest in such Commercial Tort Claim to the Collateral Trustee for the ratable benefit of the Secured Parties.

4.13No Interference
. Each Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Trustee (or its bailee or agent) provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Trustee of any one or more of such rights, powers and remedies.
4.14Perfection of Certain Collateral
. No Grantor shall be required to establish the Collateral Trustee's “control” (within the meanings of Sections 8-106(d)(2) or 9-104(a)(2) of the New York UCC, respectively) over any Securities Account or Deposit Account. It is the further understanding of the parties (other than the Collateral Trustee and the Notes Trustee, which make no such determination) that the security interests granted pursuant to this Agreement may not be valid or fully perfected in certain assets with respect to which the Collateral Trustee acting pursuant to an Act of Required Collateral Trust Holders (or the Credit Agreement Collateral Agent in accordance with Section 7.1(b)(3) of the Collateral Trust Agreement) (in consultation with the Company) has determined that the burden of obtaining perfection of a security interest therein is excessive in relation to the benefits to be obtained by the Secured Parties.

Section 5.	REMEDIAL PROVISIONS
5.1Certain Matters Relating to Receivables
a.   At any time and from time to time (but if a Collateral Trust Parity Lien Default does not exist, not more frequently than once per fiscal year), upon the Collateral Trustee's request, or if prior to the Discharge of Credit Agreement Obligations, if requested by the Credit Agreement Collateral Agent in respect of the equivalent provision in the agreements relating to the Applicable Credit Agreement, and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Trustee or the Credit Agreement Collateral Agent, as the case may be, to furnish to the Collateral Trustee reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables that are included in the Collateral in any manner and through any medium that the Collateral Trustee or the Credit Agreement Collateral Agent, as the case may be, reasonably considers advisable.
b. If required by the Collateral Trustee at any time after the occurrence and during the continuance of a Collateral Trust Parity Lien Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Trustee if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Trustee, subject to withdrawal by the Collateral Trustee for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall, if required by the

Collateral Trustee, be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
c.If required by the Collateral Trustee at any time after the occurrence and during the continuance of a Collateral Trust Parity Lien Default, each Grantor shall deliver to the Collateral Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including all original orders, invoices and shipping receipts.
5.2Communications with Obligors; Grantors Remain Liable
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a.The Collateral Trustee in its own name or in the name of others may at any time after the occurrence and during the continuance of a Collateral Trust Parity Lien Default upon prior notice to the Grantors communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Trustee's satisfaction the existence, amount and terms of any Receivables or Contracts.
b.After the occurrence and during the continuance of a Collateral Trust Parity Lien Default, the Collateral Trustee may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Collateral Trustee;
c.Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
5.3Pledged Securities
a.  Unless a Collateral Trust Parity Lien Default shall have occurred and be continuing and the Collateral Trustee shall have given notice to the relevant Grantor of the Collateral Trustee's intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Collateral Trustee's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Collateral Parity Lien Document.
b.If a Collateral Trust Parity Lien Default shall occur and be continuing and the Collateral Trustee shall have given the notice referred to in Section 5.3(a): (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Trustee who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Trustee shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Collateral Trustee shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth herein.
c.Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Trustee in writing that (x) states that a Collateral Trust Parity Lien Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of a Collateral Trust Parity Lien Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Collateral Trustee.
5.4Proceeds to be Turned Over To Collateral Trustee
. In addition to the rights of the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if a Collateral Trust Parity Lien Default shall occur and be continuing and the Collateral Trustee shall have given the notice referred to in Section 5.3(a), all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, and shall, at the request of the Collateral Trustee, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Trustee, if required). All Proceeds received by the Collateral Trustee hereunder shall be held by the Collateral Trustee in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Trustee in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Collateral Trust Parity Lien Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.
5.5Application of Proceeds
. All Proceeds constituting Collateral realized through the exercise by the Collateral Trustee of its remedies hereunder, shall be applied in accordance with Section 3.5 of the Collateral Trust Agreement.
5.6Code and Other Remedies
a.  If a Collateral Trust Parity Lien Default shall occur and be continuing, the Collateral Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Collateral Trust Parity Lien Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any

Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Collateral Trustee may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Trustee's request, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Trustee shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
b.The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Collateral Trust Parity Lien Obligations and only after such application and after the payment by the Collateral Trustee of any other required by any provision of law, including Section 9-615(a) of the New York UCC, need the Collateral Trustee account for the surplus, if any, to any Grantor. If the Collateral Trustee sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Trustee and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Trustee may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.
c.If a Collateral Trust Parity Lien Default shall occur and be continuing, in the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Collateral Trustee or its designee with such Grantor's know-how and expertise, and with documents and things embodying or otherwise relating to any such Intellectual Property subject to such Disposition, and such Grantor's customer lists and other records and documents relating to such

Intellectual Property and to the manufacture, distribution, advertising and sale of products and services.
5.7Registration Rights
a.  If the Collateral Trustee shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 5.6 and (acting pursuant to an Act of Required Collateral Trust Holders) elects to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor shall cause each Issuer thereof that is a Subsidiary or shall use commercially reasonable efforts to cause each other Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be reasonably necessary or advisable to register the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to use commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
b.Each Grantor recognizes that the Collateral Trustee may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Trustee shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
c.Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Collateral Trust Parity Lien Default has occurred and is continuing under the Indenture or any other Collateral Trust Parity Lien Document or a defense of payment.
5.8Deficiency
. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Collateral Trust Parity Lien Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

5.9Grant of Intellectual Property License
. For the purpose of enabling the Collateral Trustee, during the continuance of a Collateral Trust Parity Lien Default, to exercise rights and remedies under Section 5 hereof at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Trustee, to the extent licensable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 6.	THE COLLATERAL TRUSTEE
6.1Collateral Trustee's Appointment as Attorney-in-Fact, etc
.
a.Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, such appointment being coupled with an interest, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
i.in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;
ii.in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee may request to evidence the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
iii.pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
iv.execute, in connection with any sale provided for in Section 5.7 or 5.8, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
v.(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 6.1(b) to the contrary notwithstanding, the Collateral Trustee agrees that, except as provided in Section 6.1(c), it will not exercise any rights under the power of attorney provided for in this Section 6.1(b) unless a Collateral Trust Parity Lien Default shall have occurred and be continuing.
b.If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless a Collateral Trust Parity Lien Default has occurred and is continuing or time is of the essence, the Collateral Trustee shall not exercise this power without first making demand on the Grantor and the Grantor failing to immediately comply therewith.
c.Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
6.2Execution of Financing Statements
. Each Grantor agrees to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices in the United States (other than to the extent such Grantor makes filings or recordations outside the United States under the Applicable Credit Agreement) as appropriate to perfect or maintain the perfection of the security interests of the Collateral Trustee under this Agreement (in each case subject to and in accordance with Section 4.14). Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property,” whether now owned or hereafter existing or acquired or such other description as is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
6.3Authority of Collateral Trustee
. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the other Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4Immunities of the Collateral Trustee. The Collateral Trustee's rights and obligations hereunder are subject to Article 5 of the Collateral Trust Agreement in all respects.

Section 7.	ABL INTERCREDITOR AGREEMENT AND COLLATERAL TRUST AGREEMENT
7.1ABL Intercreditor Agreement
. Notwithstanding anything to the contrary contained in this Agreement or any other Parity Lien Document, if the Borrower or any other Grantor incurs any Priority Lien Debt in connection with a Future ABL Facility, all rights and obligations of all parties to this Agreement will be subject to the ABL Intercreditor Agreement and, in the event of any conflict between the provisions of this Agreement and the provisions of the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement will control. Notwithstanding anything herein to the contrary, prior to the Discharge of Priority Lien Obligations (or a term of similar import, as defined in the ABL Intercreditor Agreement), the requirements of this Agreement to deliver Current Asset Collateral, or control thereof, to the Collateral Trustee or register the Collateral Trustee as the registered owner of any Current Asset Collateral shall be deemed satisfied by delivery of such Current Asset Collateral, or control thereof, to, or the registration of such Current Asset Collateral in the name of, the Priority Lien Representative.

7.2Collateral Trust Agreement
. In the event of any conflict or inconsistency between the provisions of this Agreement and the Collateral Trust Agreement, the provisions of the Collateral Trust Agreement shall control, provided that in the event of inconsistency between the provisions of the Collateral Trust Agreement and the ABL Intercreditor Agreement, the ABL Intercreditor Agreement shall control. Notwithstanding anything herein to the contrary, prior to the Discharge of Credit Agreement Obligations, (x) the requirements of this Agreement to deliver Collateral, or control thereof, to the Collateral Trustee or register the Collateral Trustee as the registered owner of any Collateral shall be deemed satisfied by delivery of such Collateral, or control thereof, to, or the registration of such Collateral in the name of, the Applicable Controlling Agent and (y) the Credit Agreement Collateral Agent may exercise all remedies of the Collateral Trustee hereunder in accordance with Section 3.2(e) of the Collateral Trust Agreement.

Section 8.	MISCELLANEOUS
8.1Amendments in Writing
. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Trustee, subject to any consents required under Section 7.1 of the Collateral Trust Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Trustee in a written instrument executed by the Collateral Trustee.

8.2Notices
. All notices, requests and demands to or upon the Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 7.9 of the Collateral Trust Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 8.2.
8.3No Waiver by Course of Conduct; Cumulative Remedies
. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Collateral Trust Parity Lien Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
8.4Enforcement Expenses; Indemnification
a.  Each Grantor agrees to pay or reimburse the fees and expenses contemplated by Section 7.12 of the Collateral Trust Agreement.
b.Each Grantor, jointly and severally with the other Grantors, agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent such Grantor would be required to do so pursuant to Section 7.13 of the Collateral Trust Agreement.
c.Each Grantor, jointly and severally with the other Grantors, agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent such Grantor would be required to do so pursuant to Section 7.13 of the Collateral Trust Agreement.
d.The agreements in this Section shall survive repayment of the Collateral Trust Parity Lien Obligations and all other amounts payable under the Collateral Trust Parity Lien Documents.
8.5Successors and Assigns
. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee, and any attempted assignment without such consent shall be null and void.
8.6[Intentionally Omitted]
8.7Counterparts
. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
8.8Severability
. To the extent permitted by law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
8.9Section Headings
. The Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
8.10Integration

. This Agreement, the other Collateral Trust Parity Lien Documents and any separate letter agreements with respect to fees payable to the Collateral Trustee constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
8.11APPLICABLE LAW
. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8.12Submission to Jurisdiction; Waivers
. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York.  By executing and delivering this Agreement, each Grantor, for itself and in connection with its properties, irrevocably:
(a)        accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;
(b)        waives any defense of forum non conveniens;
(c)        agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 8.2;
(d)        agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect;
(e)        agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction; and
(f)         waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
8.13Acknowledgments.
Each Grantor hereby acknowledges that
it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Collateral Trust Parity Lien Documents to which it is a party;
a.no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Collateral Trust Parity Lien Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
b.no joint venture is created hereby or by the other Collateral Trust Parity Lien Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
8.14Additional Grantors
. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to the applicable provisions of the Collateral Trust Parity Lien Documents or desires to become party to this Agreement pursuant to the Collateral Trust Agreement and the Collateral Trust Parity Lien Documents shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement.
8.15Releases
a..    (a) The Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Trustee and each Grantor hereunder shall terminate, and all rights to the Collateral shall revert to the Grantors, upon the payment in full of the Collateral Trust Parity Lien Obligations.
b.The Collateral shall otherwise be released from the Liens created hereby on the terms and conditions of and to the extent provided by Section 4 of the Collateral Trust Agreement.
c.Except as expressly provided in the Collateral Trust Agreement, each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Trustee, subject to such Grantor's rights under Section 9-509(d)(2) of the New York UCC.
8.16WAIVER OF JURY TRIAL
. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any dealings between them relating to the subject matter of this Agreement.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 8.16 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or to any other documents or agreements relating thereto.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.17Reinstatement
. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case be, if at any time payment and performance of the Collateral Trust Parity Lien Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Collateral Trust Parity Lien Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Collateral Trust Parity Lien Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

HARLAND CLARKE HOLDINGS CORP.

By: /s/ Peter A. Fera, Jr.     .
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

HARLAND CLARKE CORP.

By: /s/ Peter A. Fera, Jr.     .
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

HARLAND FINANCIAL SOLUTIONS, INC.

By: /s/ Peter A. Fera, Jr.     .
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

SCANTRON CORPORATION

By: /s/ Peter A. Fera, Jr.     .
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

CHECKS IN THE MAIL, INC.

By: /s/ Peter A. Fera, Jr.     .
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

NEW FANEUIL, INC.

By: /s/ Michael C. Borofsky
Name: Michael C. Borofsky
Title: Senior Vice President and Secretary

FANEUIL, INC.

By: /s/ Michael C. Borofsky
Name: Michael C. Borofsky
Title: Senior Vice President and Secretary

FANEUIL VIRGINIA LLC

By: /s/ Michael C. Borofsky
Name: Michael C. Borofsky
Title: Senior Vice President and Secretary

FANEUIL TOLL OPERATIONS LLC

By: /s/ Michael C. Borofsky
Name: Michael C. Borofsky
Title: Senior Vice President and Secretary

ORIGINAL RESEARCH II LLC

By: /s/ Michael C. Borofsky
Name: Michael C. Borofsky
Title: Senior Vice President and Secretary

HARLAND FINANCIAL SOLUTIONS INDIA, LLC

By: /s/ Peter A. Fera, Jr.     .
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

HFS RESEARCH & DEVELOPMENT, INC.

By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

HFS SCANTRON HOLDINGS CORP.

By: /s/ Peter A. Fera, Jr.     .
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

JOHN H. HARLAND COMPANY OF PUERTO RICO

By: /s/ Peter A. Fera, Jr.
Name: Peter A. Fera, Jr.
Title: Executive Vice President and Chief
Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee

By: /s/ Yana Klelenko
Name: Yana Klelenko
Title: Vice President

ANNEX A

PERFECTION CERTIFICATE

[separately provided]